Exhibit 5.2

December 20, 2019

Cornerstone Family Services of West Virginia LLC

Cornerstone Family Services of West Virginia Subsidiary Inc.

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Ladies and Gentlemen:

We have acted as special counsel in the State of West Virginia to Cornerstone Family Services of West Virginia LLC, a West Virginia limited liability company (“Cornerstone LLC”) and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Corporation” and together with Cornerstone LLC, the “Local Entities” and each a “Local Entity”), each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including Cornerstone LLC (the “Subsidiary Guarantors” and together with the Issuers, who each unconditionally guarantee the payment of the New Notes by its co-Issuer, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act

The New Notes will be issued under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Subsidiary Guarantors, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee.

In rendering our opinions hereinafter set forth, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1. the Indenture,

2. the Notes;

Spilman Thomas & Battle, PLLC

300 Kanawha Boulevard, East | PO Box 273 | Charleston, West Virginia 25321-0273 | P 304.340.3800

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Cornerstone Family Services of West Virginia LLC Cornerstone Family Services of West Virginia Subsidiary Inc. December 20, 2019 Page 2

3. the Master Secretary’s Certificate, dated the date hereof (the “Secretary’s Certificate”);

4. the Certificate of Organization and Articles of Organization of Cornerstone LLC, and all amendments thereto, as certified pursuant to the Secretary’s Certificate;

5. the Certificate of Incorporation and Articles of Incorporation of Cornerstone Corporation, as certified pursuant to the Secretary’s Certificate;

6. the Operating Agreement of Cornerstone LLC, as certified pursuant to the Secretary’s Certificate;

7. the Bylaws of Cornerstone Corporation, as certified pursuant to the Secretary’s Certificate;

8. the Unanimous Written Consent dated of even date herewith of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the Indenture and other matters as more particularly set forth therein, as certified pursuant to the Secretary’s Certificate;

9. the certificates of existence for the Local Entities dated December 12, 2019, issued by the West Virginia Secretary of State (the “Entity Certificates”); and

10. such other documents as we considered appropriate as a basis for the opinions set forth below.

We also reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents, and the correctness of all statements of fact contained in the documents examined. We have not performed any independent investigation other than the document examination described above.

We have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Cornerstone Family Services of West Virginia LLC Cornerstone Family Services of West Virginia Subsidiary Inc. December 20, 2019 Page 3

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on the Secretary’s Certificate. With respect to our opinions in paragraphs 1 and 2 below as to the valid existence of the Local Entities, we have relied exclusively on the Entity Certificates.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1. Cornerstone LLC validly exists as a limited liability company under the laws of the State of West Virginia.

2. Cornerstone Corporation validly exists as a corporation under the laws of the State of West Virginia.

3. As of the date of the Indenture, Cornerstone LLC had all limited liability company power and authority to execute and deliver the Indenture, and as of the date hereof, Cornerstone LLC has all limited liability company power and authority to perform its obligations thereunder.

4. As of the date of the Indenture, Cornerstone Corporation had all corporate power and authority to execute and deliver the Indenture, and as of the date hereof, Cornerstone Corporation has all corporate power and authority to perform its obligations under the Indenture and the New Notes.

5. All necessary action has been taken on the part of Cornerstone LLC to authorize the execution and delivery of the Indenture and the performance by Cornerstone LLC of its obligations thereunder, including its Guarantee as provided therein.

6. All necessary action has been taken on the part of Cornerstone Corporation to authorize the execution and delivery of the Indenture and the New Notes and the performance by Cornerstone Corporation of its obligations thereunder, including its Guarantee of the obligations of the Partnership as provided in the Indenture.

7. The Indenture has been duly executed and delivered by the Local Entities to the extent that execution and delivery are governed by the laws of the State of West Virginia.

8. When the New Notes have been duly executed, issued and authenticated in accordance with the Indenture and delivered by Cornerstone Corporation as contemplated in the Registration Statement, the New Notes will be legally issued and will constitute valid and legally binding obligations of Cornerstone Corporation.

The opinions expressed herein are limited in all respects to the laws of the State of West Virginia, excepting therefrom municipal and local ordinances, rules and regulations. We express no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

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The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

We understand that Duane Morris LLP may rely on this opinion in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Spilman Thomas & Battle, PLLC

SPILMAN THOMAS & BATTLE, PLLC

12490229 (008831.0081)